Exhibit (e)

                             Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

      1. That it previously had filed a registration statement on Form F-6 (Registration No. 333-147668), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement except for the securities represented by the American Depositary Shares; and

      2. That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                                  CITIBANK, N.A., as Depositary


                                                  By: /s/ Susan A. Lucanto
                                                      --------------------------
                                                      Name:  Susan A. Lucanto
                                                      Title: Vice President